Exhibit 4.5

PORTIONS OF INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN

EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS

THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXCLUDED INFORMATION IS MARKED AS [***] BELOW.

Dated as of March 14, 2023

Form of Investment Agreement

by and among

Oatly Group AB

and

the Purchasers Named Herein

Table of Contents

Page

Article I DEFINITIONS 1

Section 1.01 Definitions 1

Section 1.02 General Interpretive Principles. 8

Article II SALE AND PURCHASE OF THE NOTES 9

Section 2.01 Sale and Purchase of the Notes. 9

Section 2.02 The Closing. 9

Section 2.03 Termination. 11

Article III REPRESENTATIONS AND WARRANTIES 12

Section 3.01 Representations and Warranties of the Company. 12

Section 3.02 Representations and Warranties of Each Purchaser. 21

Article IV ADDITIONAL AGREEMENTS 25

Section 4.01 Taking of Necessary Action. 25

Section 4.02 Securities Laws. 25

Section 4.03 Lost, Stolen, Destroyed or Mutilated Securities. 25

Section 4.04 Antitrust/Foreign Direct Investment Approval. 25

Section 4.05 DTC Eligibility. 26

Section 4.06 Certain Tax Matters. 26

Article V REGISTRATION RIGHTS 26

Section 5.01 Registration Statement. 26

Section 5.02 Registration Limitations and Obligations. 27

Section 5.03 Registration Procedures. 29

Section 5.04 Expenses. 32

Section 5.05 Registration Indemnification. 32

Section 5.06 Facilitation of Sales Pursuant to Rule 144. 35

Article VI MISCELLANEOUS 35

Section 6.01 Survival of Representations and Warranties. 35

Section 6.02 Limitation on Damages. 35

Section 6.03 Notices. 35

Section 6.04 Entire Agreement; Third Party Beneficiaries; Amendment. 36

Section 6.05 Counterparts. 36

Section 6.06 Public Announcements. 37

Section 6.07 Expenses. 37

Page

Section 6.08 Successors and Assigns. 37

Section 6.09 Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial. 37

Section 6.10 Severability. 38

Section 6.11 Specific Performance. 39

Section 6.12 Headings. 39

Section 6.13 Non-Recourse. 39

Section 6.14 Placement Agent Matters. 39

Schedule 1 PURCHASERS

Exhibit A FORM OF INDENTURE

Exhibit B FORM OF JOINDER

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of March 14, 2023 by and among Oatly Group AB (publ), a public limited liability company established under the laws of Sweden (together with any successor or assign pursuant to Section 6.08, the “Company”), and the several Purchasers listed on Schedule 1 hereto (together with their respective successors and permitted assigns, each a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, each Purchaser desires to purchase from the Company, severally and not jointly, and the Company desires to issue and sell to such Purchaser, severally and not jointly, the respective principal amount of the Company’s 9.25% Convertible Senior PIK Notes due 2028 in the form set forth in Exhibit A hereto (referred to herein as the “Note” or the “Notes”) set forth opposite such Purchaser’s name in Schedule 1 hereto, to be issued in accordance with the terms and conditions of the indenture to be dated as of the Closing Date (as defined below), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), in the form attached hereto as Exhibit A (the “Indenture”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company and each Purchaser desire to enter into certain agreements set forth herein; and

WHEREAS, prior to the execution hereof, the Board of Directors (as defined below) approved and authorized the execution and delivery of this Agreement and the other Transaction Agreements (as defined below) and the consummation of the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

Article I

DEFINITIONS
Section 1.01
Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
“2021 20-F” has the meaning set forth in Section 3.01(g).
“ADR” means an American Depositary Receipt evidencing the ADSs.
“ADS” means an American Depositary Share representing one Company Ordinary Share.
“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs, or any successor entity thereto.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. Notwithstanding the foregoing, with respect to each Purchaser (i) the Company and the Company’s Subsidiaries shall not be considered an Affiliate of such Purchaser or any of such Purchaser’s Affiliates and (ii) for purposes of the definitions of “Beneficially Own” and “Registrable Securities” and Section 3.02(d), Section 3.02(n) and Section 4.04, no portfolio company of a Purchaser or its Affiliates shall be deemed an Affiliate of such Purchaser and its other Affiliates so long as such portfolio company has not been directed, encouraged, instructed, assisted or advised by, or coordinated with, such Purchaser or any of its Affiliates in carrying out any act prohibited by this Agreement. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” has the meaning set forth in the preamble hereto.
“Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that with respect to each Purchaser (i) the Company and the Company’s Subsidiaries will not be considered Associates of such Purchaser or any of its Affiliates and (ii) no portfolio company of such Purchaser or its other Affiliates will be deemed Associates of such Purchaser or any of its other Affiliates.
“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading such that such Registration Statement will be available for the resale of Registrable Securities.
“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that, solely for purposes of this Agreement (and, for the avoidance of doubt, not for purposes of the Notes), the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes of this Agreement, each Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of Company Ordinary Shares represented by the ADSs issuable upon conversion of the Notes directly or indirectly held by them, irrespective of any non-conversion period specified in the Notes or this Agreement or any restrictions on transfer contained in this Agreement.
“Blackout Period” means in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of up to 90 days; provided that a Blackout Period may not be called by the Company more than once in any period of 12 consecutive months. The Company may extend the Blackout Period with the consent of the Purchasers.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
“Breach” has the meaning set forth in Section 3.01(q).
“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions or trust companies in the United States, Sweden or the Hong Kong Special Administrative Region are, or the Federal Reserve Bank of New York is, authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
“Change in Control” means the occurrence of any of the following events following the date hereof:
(i)
(A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries and any Permitted Holder, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of the Company’s ordinary share capital or (B) or any Permitted Holder or “group” within the meaning of Section 13(d) of the Exchange Act that includes any Permitted Holder, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such Permitted Holder or “group,” together with all other permitted holders and any other “group” that includes any Permitted Holder, has become the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, in the aggregate, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 75% of the voting power of the Company’s ordinary share capital;
(ii)
the consummation of (A) any recapitalization, reclassification or change of the Company Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Company Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Company Ordinary Shares or the ADSs will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Change in Control pursuant to this clause (ii); or
(iii)
the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (ii) above).
“Closing Date” has the meaning set forth in Section 2.02.
“Closing” has the meaning set forth in Section 2.02.

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Company” has the meaning set forth in the preamble hereto.
“Company Ordinary Shares” means the ordinary shares, quota value SEK 0.0015 per ordinary share, of the Company.
“Company Owned Intellectual Property Rights” has the meaning set forth in Section 3.01(o).
“Company Reports” means the Company reports filed with or furnished to the SEC prior to the date hereof.
“Company Representative” has the meaning set forth in Section 2.01(a).
“Company Subsidiary” means a Subsidiary of the Company.
“Conversion Rate” has the meaning set forth in the Indenture.
“Data Security Obligations” has the meaning set forth in Section 3.01(p).
“Deposit Agreement” means the Deposit Agreement, dated as of May 19, 2021, among the Company, the ADS Depositary, and all holders and beneficial owners from time to time of the ADRs issued by the ADS Depositary thereunder evidencing the ADSs, or, if amended or supplemented as provided therein, as so amended or supplemented.
“DTC” has the meaning set forth in Section 2.01(b).
“Enforceability Exceptions” has the meaning set forth in Section 3.01(c).
“Environmental Laws” has the meaning set forth in Section 3.01(r).
“Escrow Agent” has the meaning assigned to such term in the Escrow Agreement.
“Escrow Agreement” means that certain 9.25% Convertible Senior PIK Notes Due 2028 Escrow Agreement by and among the Company, U.S. Bank National Association as escrow agent and securities intermediary and U.S. Bank Trust Company, National Association as Trustee.
“Escrow Funds” has the meaning assigned to such term in the Escrow Agreement.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FDA” has the meaning set forth in Section 3.01(ee).
“FCPA” has the meaning set forth in Section 3.01(l).
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” shall mean International Financial Reporting Standards as issued by the IASB.
“Indemnified Persons” has the meaning set forth in Section 5.05(a).
“Indenture” has the meaning set forth in the recitals.
“Intellectual Property Rights” has the meaning set forth in Section 3.01(o).
“IASB” means the International Accounting Standards Board.
“Investment Company Act” has the meaning set forth in Section 3.01(t).
“IT Systems and Data” has the meaning set forth in Section 3.01(q).
“Joinder” means, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of a Purchaser under this Agreement, in form and substance substantially as attached hereto as Exhibit B or such other form as may be agreed to by the Company and a Purchaser.
“Losses” has the meaning set forth in Section 5.05(a).
“Material Adverse Effect” means any events, changes or developments that, individually or in the aggregate:
(b)
have a material adverse effect on the business, financial condition, results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following:
(i)
events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world;
(ii)
events, changes or developments in the industries in which the Company or any Company Subsidiary conducts its business;
(iii)
any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator;
(iv)
any changes in IFRS or accounting standards or interpretations thereof;
(v)
epidemics, pandemics, earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism or cyberattacks;
(vi)
the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby;
(vii)
any taking of any action at the request of any Purchaser;
(viii)
any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (viii) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); or
(ix)
any changes in the share price or trading volume of the Company Ordinary Shares or in the Company’s credit rating (provided that the exception in this clause (ix) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition);

except, in each case with respect to subclauses (i) through (v), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate; or

(c)
materially and adversely affect or delay the Company’s power or ability to consummate the Transactions or perform its obligations under the Transaction Agreements.
“Note” or “Notes” has the meaning set forth in the recitals.
“Nasdaq” means The Nasdaq Global Select Market.
“Orderly Sale Amount” has the meaning set forth in Section 5.02(c).
“Permits” has the meaning set forth in Section 3.01(v).
“Permitted Counterparty” means a nationally recognized financial institution that enters into one or more swap, hedging or other derivative arrangements with one or more Purchasers in connection with a bona fide financing of the purchase of the Notes.
“Permitted Holder” means Nativus Company Limited, Verlinvest S.A., China Resources Company Limited and their respective affiliates.
“Person” or “person” means an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.
“Personal Data” has the meaning set forth in Section 3.01(p).
“PFIC” has the meaning set forth in Section 3.01(y).
“Placement Agent” means each of J.P. Morgan Securities LLC and Nordea Bank Abp.
“Purchase Price” has the meaning set forth in Section 2.01.
“Purchaser” has the meaning set forth in the preamble hereto.
“Registrable Securities” means, as of any date of determination, any ADSs (or Underlying Shares) issued or issuable upon the conversion of the Notes, and ADSs (or Underlying Shares) issued or issuable in respect of such ADSs (or Underlying Shares) upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Company Ordinary Shares (including, in each case, as long as the ADSs remain listed on a national recognized securities market, Company Ordinary Shares in the form of ADSs (it being understood that while any offers and sales made under a registration statement contemplated by this Agreement will be of ADSs, the securities to be registered by any such registration statement under the Securities Act are Company Ordinary Shares, and the ADSs are registered under a separate Form F-6)). As to any particular

Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (v) such securities may be sold pursuant to Rule 144 without a volume limit, notice requirement or other restriction.
“Registration Expenses” means all expenses incurred by the Company in complying with Article V, including all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and reasonable and documented fees and disbursements of a single counsel to the Selling Holders selected by the holders of a majority of the Registrable Securities included in a registration or offering (not to exceed $75,000 per registration or offering), fees and expenses incurred by the Company in connection with state securities or “blue sky” laws, FINRA fees, transfer taxes, fees of transfer agents and registrars, fees and expenses in connection with the ADS program including any fees and charges related to the contribution of the Company Ordinary Shares into the ADS system, and any fees and expenses of the ADS Depositary and ADS Custodian or otherwise payable under the Deposit Agreement, but excluding any underwriting fees, discounts and selling commissions, agency fees, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the Selling Holders.
“Registration Statement” means any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, any related free writing prospectus, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Registration Termination Date” has the meaning set forth in Section 5.01(b).
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“Rule 144A” means Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“Rule 405” means Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“SEC” means the U.S. Securities and Exchange Commission, and the rules and regulations promulgated thereunder.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Selling Holder Information” has the meaning set forth in Section 5.05(b).
“Selling Holders” has the meaning set forth in Section 5.03(a)(i).
“Specified Persons” has the meaning set forth in Section 6.13.
“Subject Securities” means:

(i)
the ADSs issuable or issued upon conversion of the Notes; and
(ii)
any securities issued as or pursuant to (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as or pursuant to) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) above or this clause (ii).
“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.
“Take-Down Notice” has the meaning set forth in Section 5.02(b).
“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, escheat and unclaimed property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, alternative or add-on minimum, estimated, and other taxes, fees, assessments or charges of any kind in the nature of taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.
“Tax Return” means a report, return or other document (including any schedules, attachments or amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.
“Transaction Agreements” has the meaning set forth in Section 3.01(c).
“Transactions” has the meaning set forth in Section 3.01(c).
“Trustee” has the meaning set forth in the recitals.
“Unaudited Condensed Consolidated Financial Information” means the condensed consolidated statements of operations, condensed consolidated statement of financial position and condensed consolidated statement of cash flows as of and for the period ended December 31, 2022 provided to the Purchasers prior to the date hereof.
“Underlying Shares” means the Company Ordinary Shares underlying the ADSs.
“Underwritten Offering” means a sale of Registrable Securities to an underwriter or underwriters for reoffering to the public, including in a block trade offered and sold through an underwriter or underwriters.
“USDA” has the meaning set forth in Section 3.01(ee).
“Warrants” has the meaning set forth in Section 2.02(e)(i).
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
“WKSI” means a “well known seasoned issuer,” as defined under Rule 405.

Section 1.02
General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), references to “the date hereof” refer to the date of this Agreement and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote or any right to receive any dividends or other distributions that are made or paid to the holders of the Company Ordinary Shares, except as otherwise provided in the Indenture. References to any law or statute shall be deemed to refer to such law or statute as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, except as otherwise provided herein or in the Indenture.
Article II

SALE AND PURCHASE OF THE NOTES
Section 2.01
Sale and Purchase of the Notes.
(a)
Subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Purchaser, severally and not jointly, and such Purchaser shall purchase and acquire from the Company, severally and not jointly, the applicable principal amount of Notes at the Closing listed opposite such Purchaser’s name on Schedule 1 hereto at the applicable purchase price listed opposite such Purchaser’s name on Schedule 1 hereto (such price, the “Purchase Price”). In no event shall any one Purchaser be liable for the purchase and acquisition of the Notes of any other Purchaser.

Concurrently with the Purchaser’s submission of its purchase order for the Notes, the Purchaser has delivered to White & Case LLP (“Company Representative”) such Purchaser’s executed signature pages (the “Signature Pages”) to this Agreement, including all of the applicable participant and registration information on the schedule attached to such Signature Pages (the “Participant Information”).

(b)
Subscription and payment for the Notes shall be made by each Purchaser to the Company by wire transfer of immediately available funds in accordance with the written instructions provided by the Company or the Company Representative, such instructions to be provided no later than three Business Days prior to the Closing Date. The Notes shall be in definitive form. No later than the Closing Date, the Notes shall be delivered to the Trustee or its designee in the form contemplated by the Indenture for the respective accounts of each several Purchaser, with any transfer taxes payable in connection with the transfer of the Notes to the Purchasers duly paid by the Company, against payment of the Purchase Price therefor. The Company shall cause such Notes to be available through the facilities of The Depositary Trust Company (“DTC”) at the Closing.
Section 2.02
The Closing.
(a)
Subject to the satisfaction or waiver of the conditions for the Closing set forth in this Section 2.02, the closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place electronically by exchange of the closing deliverables on March 23, 2023, or at such other time or date as may be mutually agreed upon in writing by the Company and the Purchasers of a majority of the Notes (the date on which the Closing actually occurs, the “Closing Date”).

(b)
To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:
(i)
the Company and the Trustee shall sign, execute, and deliver the applicable portion of the Notes registered in the name of each Purchaser or through the facilities of DTC as elected by the Purchasers, against payment in full by or on behalf of such Purchaser of the applicable Purchase Price for the applicable portion of the Notes; provided, that each Purchaser acknowledges that the delivery of the Notes may be delayed due to procedures and mechanics within the system of DTC or other events beyond the Company’s control and that such delay will not be a default under this Agreement as long as (x) the Company is using its reasonable best efforts to effect the issuance of one or more global notes representing the Notes and (y) such delay is no longer than five Business Days after the Closing Date; provided further, that notwithstanding the timing of completion of the delivery of Notes through the DWAC system, all Notes shall be deemed to have been delivered to the Purchasers at the Closing and interest shall begin to accrue as of the Closing Date;
(ii)
each Purchaser shall have caused to be delivered to the Company a duly completed and executed IRS Form W-8 or W-9, as applicable; and
(iii)
by 10:00 AM, New York City time, one Business Day prior to the Closing Date, each Purchaser will deliver the Purchase Price to the Escrow Account by wire transfer of immediately available funds according to the wire transfer instructions or the Company Representative. The delivery of funds from the Purchaser to the Escrow Account shall be deemed to constitute irrevocable instructions from the Purchaser that the Purchaser’s conditions to the Closing will be deemed to be satisfied upon receipt by the Trustee of the Company Closing Certificate (as defined below) and, in that event, each Purchaser agrees that the Escrow Agent may release the funds to the Company, on the terms, and subject to the conditions contained in the Escrow Agreement, from the Escrow Account.
(c)
The obligations of the Company and each Purchaser to consummate the Closing are subject to the satisfaction or waiver of the following conditions:
(i)
the purchase and sale of the Notes shall not be prohibited by law or enjoined by any Governmental Entity of competent jurisdiction; and
(ii)
the execution by the parties thereto of that certain Subscription Agreement, dated as of March 14, 2023 by and among Oatly Group AB and the Purchasers named therein, relating to the Swedish 9.25% Convertible Senior PIK Notes shall have occurred.
(d)
The obligations of each Purchaser to consummate the Closing are subject to the satisfaction or waiver of the following conditions:
(i)
(A) the representations and warranties of the Company set forth in Section 3.01(a), Section 3.01(b), Section 3.01(c) and Section 3.01(e) shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified); and (B) the representations and warranties of the Company set forth in Section 3.01, other than as described in the foregoing clause (A), shall be true and correct on and as of the date hereof and on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified) (giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties);
(ii)
the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing;

(iii)
each Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in Sections 2.02(d)(i) and 2.02(d)(ii) have been satisfied;
(iv)
the Company and the Trustee shall have executed the applicable Notes and delivered a copy to each Purchaser;
(v)
the Company and the Trustee shall have executed the Indenture, and copies of the Indenture shall have been delivered to each Purchaser; and
(vi)
the Notes shall be eligible for delivery through DTC.
(e)
The obligations of the Company to sell the Notes to each Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:
(i)
the Board of Directors shall have resolved to issue warrants (the “Warrants”) to purchase the Underlying Shares issuable upon conversion of the Notes to the Company, which Warrants will be exercised by the Company on behalf of the holders of the Notes in order to settle physical conversions of the Notes;
(ii)
(A) the representations and warranties of each Purchaser set forth in Section 3.02(a) and Section 3.02(b) shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified); and (B) the representations and warranties of each Purchaser set forth in Section 3.02, other than as described in the foregoing clause (A), shall be true and correct on and as of the date hereof and on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified) (giving effect to materiality or similar phrases in the representations and warranties);
(iii)
each Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and
(iv)
the Company shall have received a confirmation (which may be given via e-mail) as of the Closing Date from each Purchaser certifying that the conditions specified in Sections 2.02(e)(ii) and 2.02(e)(iii) have been satisfied in respect of such Purchaser.
(f)
On the Closing Date, upon receipt by the Trustee of a certificate from an executive officer of the Company (the “Company Closing Certificate”) certifying that the conditions to each Purchaser’s obligations to close as set forth in this Agreement have been satisfied:
(i)
in consideration for the receipt of the Purchase Price from each Purchaser to the Escrow Account, the Company shall deliver the Notes to such Purchaser to the account specified by such Purchaser in its Participant Information. The Notes will be represented by one or more definitive global securities and will be deposited on the Closing Date, or as soon as practicable thereafter, by or on behalf of the Company, with DTC or the Trustee’s designated custodian, and registered in the name of Cede & Co; and
(ii)
in consideration for the sale of the Notes to a Purchaser, such Purchaser hereby authorizes the release of the Purchase Price to the Company by the Escrow Agent from the Escrow Account subject to the satisfaction of the escrow release conditions set forth in the Escrow Agreement in accordance with the terms of the Escrow Agreement.

Section 2.03
Termination.
(a)
This Agreement may be terminated before the Closing:
(i)
by mutual written agreement of the Company and each Purchaser (solely with respect to itself);
(ii)
by either the Company or a Purchaser (solely with respect to itself), if:
(A)
the Closing has not been consummated on or before the 20th Business Day following the date of this Agreement (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 2.03(a)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; or
(B)
the purchase and sale of the Notes shall have been (1) prohibited by law or (2) enjoined by any Governmental Entity of competent jurisdiction, and such injunction shall have become final and nonappealable.
(iii)
by a Purchaser (solely with respect to itself), if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 2.02(d)(i) and Section 2.02(d)(ii) not to be satisfied, and such conditions are incapable of being satisfied by the End Date; or
(iv)
by the Company (with respect to a breaching or non-performing Purchaser), if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of any Purchaser set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 2.02(e)(ii) and Section 2.02(e)(iii) not to be satisfied, and such conditions are incapable of being satisfied by the End Date.
(b)
If this Agreement is terminated pursuant to Section 2.03(a), this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the intentional (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any liabilities and damages incurred or suffered by the other party as a result of such failure, subject to Section 6.02. The provisions of this Section 2.03(b) and Section 6.08, Section 6.09, Section 6.12 and Section 6.13 shall survive any termination hereof pursuant to Section 2.03.
(c)
Following the Closing, this Agreement may only be terminated by the mutual written agreement of the Company and with respect to a Purchaser’s obligations hereunder, such Purchaser.
Article III

REPRESENTATIONS AND WARRANTIES
Section 3.01
Representations and Warranties of the Company.The Company represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, as follows:
(a)
Existence and Power. The Company (i) has been duly incorporated, is validly existing as a public limited company (Sw. publikt aktiebolag) existing under the laws of Sweden and has the corporate power and authority to own or lease its property and to conduct its business as described in the Company Reports, and (ii) is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect. Each Company Subsidiary listed on Exhibit 8.1 to the 2021 20-F has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in the Company Reports and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
(b)
Capitalization. The Company has an authorized capitalization as set forth in the Company Reports. All outstanding Company Ordinary Shares have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as provided in this Agreement, the Indenture, the Notes and as described in the Company Reports, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any Capital Stock of the Company or any securities convertible into or exchangeable for such Capital Stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its Company Ordinary Shares.
(c)
Authorization. The execution, delivery and performance of this Agreement, the Indenture and the Notes (collectively, the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”) have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer, preference or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). The Indenture, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Deposit Agreement has been duly authorized, executed and delivered, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
(d)
General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes or in any manner involving a public offering (within the meaning of Section 4(a)(2) of the Securities Act). The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.
(e)
Valid Issuance. The Notes have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company

Ordinary Shares to be issued upon conversion of the Notes in accordance with the terms of the Notes underlying the ADSs have been duly authorized for issuance, and when issued upon conversion of the Notes in accordance with their terms, all such Company Ordinary Shares will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights. Upon issuance by the ADS Depositary of ADRs evidencing the ADSs against the deposit of Company Ordinary Shares (including Company Ordinary Shares underlying the ADSs issuable upon conversion of the Notes) in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.
(f)
Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Agreements, the consummation by the Company of the Transactions and the issuance of the ADSs (or the Company Ordinary Shares represented thereby) upon conversion of the Notes in accordance with their terms will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the articles of association of the Company, (ii) any mortgage, note, indenture, convertible, deed of trust, lease, license, loan agreement or other agreement or instrument binding upon the Company or any Company Subsidiary (including without limitation the term loan and revolving credit agreement that will be entered into on the Closing Date) or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of each Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act, any foreign antitrust or competition laws or any foreign direct investment laws, requirements or regulations in connection with the issuance of Company Ordinary Shares upon the conversion of the Notes, (B) pursuant to any requirements or regulations in connection with the issuance of Company Ordinary Shares upon the conversion of the Notes, including the filing of a listing notice with Nasdaq or filings under state securities or “blue sky” laws, (C) any required filings pursuant to the Exchange Act or the rules of the SEC, Nasdaq or state regulators, (D) any requirements or regulations in connection with the registration with the Swedish Companies Registration Office of the warrants representing the Company Ordinary Shares underlying the Notes that are to be issued to a Company Subsidiary in connection with the issuance of the Notes or (E) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article V), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(g)
Reports; Financial Statements.
(i)
The Company has timely filed or furnished, as applicable, the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “2021 20-F”), Forms 6-K and all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since May 19, 2021. Since May 19, 2021, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.
(ii)
As of its respective filing date, and, if amended, as of the date of the filing of such last amendment (except to the extent that information contained in any Company Report has been revised or superseded by a later filed Company Report filed and made publicly available prior to the date of this Agreement), each Company Report (and any further documents so filed and incorporated by reference in each of the Company Reports) complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective filing date, and, if amended, as of the filing of such last amendment and as of the date hereof (except to the extent that information contained in any Company Report has been revised or superseded by a later filed Company Report filed and made publicly available prior to the date of this Agreement), no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
(iii)
Each of (i) the consolidated statements of financial position of the Company as of December 31, 2020 and 2021, and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2021 included in the 2021 20-F, (ii) the consolidated statements of financial position of the Company as of December 31, 2021 and September 30, 2022, and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for each of the three and nine month periods for the period ended September 30, 2021 and 2022 included in the Report of Foreign Private issuer on Form 6-K furnished to the SEC on November 14, 2022, and (iii) the Unaudited Condensed Consolidated Financial Information (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates shown and the results of the consolidated operations, changes in equity and cash flows of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, and (C) have been prepared in accordance with IFRS consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of the Unaudited Condensed Consolidated Financial Information, except for the absence of (x) footnote disclosure and (y) a condensed consolidated statement of changes in equity.
(iv)
As of the date of this Agreement, there are no outstanding unresolved comments from any comment letters received by the Company from the SEC relating to reports, statements, schedules, registration statements or other filings filed or furnished by the Company with the SEC. To the knowledge of the Company, as of the date of this Agreement, none of the Company Reports is the subject of any ongoing review by the SEC.
(h)
Foreign Private Issuer Status. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.
(i)
Absence of Certain Changes. Since December 31, 2021, except as disclosed in the Company Reports, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business; and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
(j)
Legal Proceedings. Other than as described in the Company Reports, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Company Subsidiary is a party or to which any of the properties of the Company or any Company Subsidiary is subject that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(k)
Real Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.
(l)
Anti-Corruption. During the past five years, none of the Company or any of its Subsidiaries or controlled affiliates or any director or officer thereof, nor, to the knowledge of the Company, any agent, employee, or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or receipt of any unlawful contribution, gift, entertainment or other unlawful expense; or made, offered, promised or authorized any direct or indirect unlawful payment; or (ii) violated, is in violation of, or will violate any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”), the Bribery Act 2010 of the United Kingdom, Brazil’s Anticorruption Law (Laws No. 12,846/2013 and 8,429/1992) and Brazilian Decree 11,129/2022, or any other applicable anti-bribery or anti-corruption law, or made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. The Company and each of its Subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.
(m)
Anti-Money Laundering. During the past five years, the operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(n)
Sanctions.
(i)
None of the Company or any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A)
the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat for Economic Affairs, the Hong Kong Monetary Authority, or other relevant sanctions authority (collectively, “Sanctions”), or
(B)
located, organized or resident in a country or territory that is the subject of territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
(ii)
The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)
to fund or facilitate any activities or business of or with any Person that, at the time of the funding or facilitation, is or was the subject of Sanctions or in any country or territory that, at the time of such funding or facilitation, is the subject of territorial Sanctions; or
(B)
in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)
The Company and each of its subsidiaries, within the past five years, have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, that at the time of the dealing or transaction is or was the subject of Sanctions, or in any country or territory that at the time of the dealing or transaction is or was the subject of territorial Sanctions.
(o)
Intellectual Property. Except to the extent it would not be reasonably expected to have a Material Adverse Effect: (i) the Company and each Company Subsidiary own or have a valid license to use any and all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, processes or procedures), trademarks, service marks, trade names, domain names, software, data and other worldwide intellectual property or similar proprietary rights, including any and all registrations and applications for registration thereof and any and all goodwill associated therewith (collectively, “Intellectual Property Rights”), in each case, used in or reasonably necessary to the conduct of their businesses as currently conducted; (ii) the Intellectual Property Rights owned or purported to be owned by the Company or any Company Subsidiary (the “Company Owned Intellectual Property Rights”), are solely and exclusively owned by the Company or the Company Subsidiaries, in each case free and clear of all liens, defects or similar encumbrances or other restrictions, other than non-exclusive licenses granted in the ordinary course of business, (iii) the Company Owned Intellectual Property Rights and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company or any Company Subsidiary, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by a third party (A) challenging the validity, scope or enforceability of any such Intellectual Property Rights or (B) alleging that the Company or any Company Subsidiary has infringed, misappropriated or violated any Intellectual Property Rights of any third party; (iv) neither the Company nor any Company Subsidiary has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (v) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating or has infringed, misappropriated or otherwise violated, any Company Owned Intellectual Property Rights; (vi) neither the Company nor any Company Subsidiary infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vii) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Company Subsidiary have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or a Company Subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (viii) the Company and the Company Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain the confidentiality of all information intended to be maintained as a trade secret.
(p)
Data Security; Privacy. Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and the Company Subsidiaries have complied and are presently in compliance with all internal and external written privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other applicable legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any Company Subsidiary of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Personal Data”); (ii) the Company and the Company Subsidiaries maintain and have maintained commercially reasonable policies and procedures designed to ensure the Company’s, and the Company Subsidiaries’, compliance with the Data Security Obligations; (iii) neither the Company nor any Company Subsidiary has received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iv) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending, or, to the Company’s knowledge, threatened in writing against the Company or any Company Subsidiary alleging non-compliance with any Data Security Obligation.
(q)
Information Technology Systems and Data. Except to the extent it would not be reasonably expected to have a Material Adverse Effect, the information technology assets, equipment, computers, systems, networks, hardware, software, internet websites, applications, data and databases (including the Personal Data, the data of their respective customers, employees, suppliers, vendors and any other third party data maintained, processed or transmitted by or on behalf of the Company and the Company Subsidiaries) used by or on behalf of the Company and Company Subsidiaries (collectively, “IT Systems and Data”) are reasonably adequate for, and operate and perform as required in connection with, the operation of the businesses of the Company and the Company Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each Company Subsidiary take and have taken all reasonable technical and organizational measures necessary to protect the IT Systems and Data. Without limiting the foregoing, the Company and the Company Subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, consistent with industry standards and practices, that are designed to protect against and prevent the breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or any other compromise or misuse, in each case, of or relating to any IT Systems and Data (“Breach”). There has been no Breach, and the Company and the Company Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any Breach.
(r)
Environmental Laws.
(i)
The Company and each Company Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)
There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(s)
Labor Disputes. No material labor dispute with the employees of the Company or any Company Subsidiary exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.
(t)
Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes at the Closing and the transactions contemplated by the other Transaction Agreements and the application of the use of proceeds therefrom, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(u)
Insurance. The Company and each Company Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the businesses in which they are engaged; and neither the Company nor any Company Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(v)
Certificates; Authorizations. The Company and each Company Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities (“Permits”) necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. During the past three years, all applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit relating to the Company or the Company Subsidiaries, and their respective business and products, when submitted to the regulatory authority were true, complete and correct in all material respects as of the date of submission (or were corrected by subsequent submission), and any subsequent updates, changes, corrections or modifications to such applications, submissions, information and data required by the applicable regulatory authority with respect to such Permits have been submitted to such regulatory authority, except where the failure to make such updates, changes, corrections or modifications would not reasonably be expected to have a Material Adverse Effect.
(w)
Internal Controls. Except as disclosed in the Company Reports, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, as issued by the IASB, and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Company Reports, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.
(x)
Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information required to be disclosed by the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(y)
Taxes and Tax Returns. To the Company’s knowledge, the Company and each Company Subsidiary have filed all federal, state, local and foreign Tax Returns required to be filed through the date of this Agreement or have obtained extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid (whether or not shown on any such Tax Returns) (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with IFRS), and no tax deficiency has been determined adversely to the Company or any Company Subsidiary which, singly or in the aggregate, has had (nor does the Company nor any Company Subsidiary have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Company Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. The Company believes that it was not a PFIC for U.S. federal income tax purposes for its most recent taxable year and, to the Company’s knowledge, based on the current and expected composition of its income and assets, the Company believes it will not be a PFIC for its current taxable year.
(z)
Stamp and Other Taxes. No stamp, documentary, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Purchasers in Sweden or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement or the Indenture by the Company, (ii) the issuance of the Notes, (iii) the deposit with the ADS Depositary of the Company Ordinary Shares against the issuance of the ADRs evidencing the ADSs, (iv) the issuance and delivery of the ADRs, when issued by the Company upon conversion of the Notes, (v) the sale and delivery of the Notes by the Company to the Purchasers or (vi) the sale of the ADRs by the Purchasers following the conversion of the Notes into Company Ordinary Shares and the deposit of the Company Ordinary Shares against the issuance of the ADRs evidencing the ADSs.
(aa)
Brokers and Finders. Except for the fees and expenses of the Placement Agents, the Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement or the other Transaction Agreements whose fees the Purchasers would be required to pay.
(bb)
Enforceability in Sweden. It is not necessary under the laws of Sweden (i) to enable the Purchasers to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in Sweden, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Purchasers to be qualified or entitled to carry out business in Sweden. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Indenture, the Deposit Agreement or the Notes would be enforceable against the Company in Sweden upon a suit filed by the claimant in a Swedish court based on and reflecting the U.S. judgment only, following which the Company undertakes not to register any objection to the Swedish courts making no reconsideration or re-examination of the merits, and to accept the relief sought and the new judgment rendered by the Swedish court.
(cc)
Immunity. Neither the Company nor any of the Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Sweden.
(dd)
Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Sweden and will be honored by the courts of Sweden. The Company has the power to submit, and pursuant to Section 6.09(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts set forth therein.

(ee)
Food Safety Laws. Except as disclosed in the Company Reports,
(i)
during the past three years, except in each case as would not reasonably be expected to have a Material Adverse Effect: (A) the Company and its Subsidiaries have conducted their businesses in compliance with all applicable laws, statutes, codes, treaties, decrees, rules, ordinances and regulations and any determination or direction of any arbitrator or any regulatory authorities relating to the operation and conduct of their businesses or any of their products, properties or facilities, including, without limitation, all applicable Laws administered or enforced by the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Agriculture (the “USDA”) or any other regulatory authority regulating the development, cultivation, manufacture, production, import, export, packaging, packing, labeling, handling, storage, transportation, distribution, purchase, sale, advertising or marketing of food, and (B) neither the Company nor any of its Subsidiaries has received written notice of any violation, alleged violation or potential violation of any such laws; and
(ii)
within the last three years, neither the Company nor any of its Subsidiaries has had any product or manufacturing site subject to a regulatory authority (including the FDA and the USDA) shutdown or import or export prohibition, nor received any material FDA Form 483 or other material regulatory authority notice of inspectional observations, “warning letters,” “untitled letters,” or requests or requirements to make material changes to any products or operations of the Company or any of its subsidiaries, or similar correspondence or written notice from the FDA, the USDA or other regulatory authority in respect of their businesses as now being conducted.
(ff)
No Additional Representations.
(i)
The Company acknowledges that each Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 or in any certificate delivered by such Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 or in any certificate delivered by such Purchaser pursuant to this Agreement.
(ii)
The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 or in any certificate delivered by each Purchaser pursuant to this Agreement, (i) no person has been authorized by such Purchaser to make any representation or warranty relating to such Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of such Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement or in any certificate delivered by such Purchaser pursuant to this Agreement.
Section 3.02
Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:
(a)
Organization; Ownership. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.
(b)
Authorization; Sufficient Funds; No Conflicts.

(i)
Purchaser has the power and authority to execute and deliver this Agreement and to consummate the purchase of the Notes. The execution, delivery and performance by Purchaser of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action by Purchaser. No other proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance by Purchaser of the Transaction Agreements to which it is a party and consummation of the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.
(ii)
The execution, delivery and performance of the Transaction Agreements to which Purchaser is a party by Purchaser, the consummation by Purchaser of the transactions contemplated thereby, and the compliance by Purchaser with any of the provisions thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon Purchaser or any of its Affiliates or (C) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions.
(c)
Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the Transactions to which it is a party, except for any required filings or approvals under the HSR Act or any foreign antitrust, competition laws or foreign direct investment laws, requirements or regulations in connection with the issuance of Company Ordinary Shares (or in connection with a deposit with the ADS Depositary of the Company Ordinary Shares against the issuance of the ADRs evidencing the ADSs) upon the conversion of the Notes and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions by Purchaser.
(d)
Securities Act Representations. Purchaser is a qualified institutional buyer (as defined in Rule 144A(a)(1) under the Securities Act), an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, an “Institutional Account” as defined in FINRA Rule 4512(c) and a sophisticated institutional investor, experienced in investing in privately placed securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation as a Purchaser of the Notes. Purchaser is aware that the sale of the Notes is being made in reliance on an exemption from registration under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. Purchaser is acquiring the Notes (and any ADSs issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any ADSs issuable upon conversion of the Notes) in violation of the Securities Act. Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any ADSs issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment. Purchaser has (i) received, had an opportunity to review and understood the offering materials made available to it in connection with the purchase of the Notes, (ii) had the opportunity to ask questions of and receive answers from the Company directly and (iii) conducted and completed its own independent due diligence with respect to the purchase of the Notes. Based on such information as Purchaser has deemed appropriate and without reliance upon the Company or the Placement Agents, Purchaser has independently made its own analysis and decision to purchase the Notes. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Notes, the purchase and sale of the Notes and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.
(e)
Reliance on Exemptions. Purchaser understands that the Notes are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes (and any ADSs issuable upon conversion of the Notes).
(f)
General Solicitation; No Integration. Neither Purchaser nor any other Person or entity authorized by Purchaser to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering (within the meaning of Section 4(a)(2) of the Securities Act).
(g)
Brokers and Finders. Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
(h)
Taxes. Purchaser understands that there may be certain consequences under United States and other tax laws resulting from an investment in the Notes and has made such investigation and has consulted its own independent advisors or otherwise has satisfied itself concerning, without limitation, the effects of United States federal, state and local income tax laws and foreign tax laws generally and the US Employee Retirement Income Security Act of 1974, the Investment Company Act, and the Securities Act.
(i)
Available Funds. The Purchaser at the Closing will have sufficient funds to pay the applicable Purchase Price for its Notes pursuant to Article II.
(j)
No Governmental Review. The Purchaser understands that no United States agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.
(k)
Legends. The Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, the certificates or other instruments representing the Notes and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the legend(s) set forth in the Indenture, and that the Company will make a notation on its records and give instructions to the Trustee in order to implement the restrictions on transfer set forth and described herein.
(l)
Residency. For purposes of United States securities laws, the Purchaser is a resident of the jurisdiction specified with respect to such Purchaser on the signature page attached hereto.
(m)
Placement Agent. Purchaser acknowledges and agrees that (i) each Placement Agent is acting solely as the Company’s placement agent in connection with the purchase and sale of the Notes and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Purchaser, the Company or any other person or entity in connection with the purchase and sale of the

Notes, (ii) neither Placement Agent has made nor will make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation to you in connection with the purchase and sale of the Notes, (iii) neither Placement Agent will have any responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Notes or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the purchase and sale of the Notes, and (d) neither Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Company or any other person or entity), whether in contract, tort or otherwise, to you, or to any person claiming through you, in respect of the purchase and sale of the Notes.
(n)
Suitability. Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Notes and participation in the purchase and sale thereof (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for it, notwithstanding the substantial risks inherent in investing in or holding the Notes (and the ADSs issuable upon conversion of the Notes). Purchaser is able to bear the substantial risks associated with its purchase of the Notes, including but not limited to loss of its entire investment therein.
(o)
No Additional Representations.
(i)
Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement.
(ii)
Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges Purchaser has been provided with sufficient access for such purposes. Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement or in any certificate delivered by the Company pursuant to this Agreement.
Article IV

ADDITIONAL AGREEMENTS
Section 4.01
Taking of Necessary Action. Each party hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.
Section 4.02
Securities Laws. Each Purchaser acknowledges and agrees that the issuance and sale of the Notes (and the ADSs that are issuable upon conversion of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such state securities laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state securities laws, is available. Each Purchaser acknowledges that, except as provided in Article V with respect to ADSs and Company Ordinary Shares and the Notes, such Purchaser has no right to require the Company or any Company Subsidiary to register the ADSs or Company Ordinary Shares that are issuable upon conversion of the Notes. Each Purchaser also acknowledges and agrees that the Notes and underlying ADSs and Company Ordinary Shares may be notated with a restrictive legend, subject to the terms of the Indenture and the Notes.
Section 4.03
Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.
Section 4.04
Antitrust/Foreign Direct Investment Approval. The Company and the Purchasers acknowledge that one or more filings under the HSR Act or foreign antitrust/foreign direct investment laws may be necessary in connection with the issuance of the ADSs upon the conversion of the Notes. Each Purchaser will promptly notify the Company if any such filing is required/advisable on the part of such Purchaser. To the extent reasonably requested, the Company and such Purchaser will use reasonable best efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of ADSs upon the conversion of Notes held by such Purchaser in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of such Purchaser or any of its Affiliates to comply with any applicable law. The Company and each Purchaser shall cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. For as long as there are Notes outstanding and owned by a Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four times per calendar year) such information regarding the Company and its Subsidiaries as the Purchasers may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Notes. Each Purchaser shall be responsible for 100% of the payment of its respective HSR Act filing fees and foreign antitrust filing fees, and each of the Purchasers and the Company shall be responsible for its own costs and expenses incurred in connection with any such applications or filings.
Section 4.05
DTC Eligibility. The Company shall cause the Notes to be assigned one or more CUSIPs that are DTC eligible and shall make the Notes available on request to any Purchaser through the facilities of DTC.
Section 4.06
Certain Tax Matters. Notwithstanding anything herein to the contrary, but subject to the obligation of the Company to pay Additional Amounts (as defined in the Indenture) the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes (or the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes, without duplication of any amounts already withheld or set off, the Company shall be entitled to effect any such amounts against any amounts otherwise payable in respect of such Notes (or the issuance of shares of Company Common Stock upon conversion or repurchase by the Company of the Notes).
Article V

REGISTRATION RIGHTS
Section 5.01
Registration Statement.
(a)
As soon as reasonably practicable after the issuance of the Notes and in any event within 30 calendar days, the Company will use its commercially reasonable efforts to prepare and file a Registration Statement or post-effective amendment to an existing Registration Statement registering the issuance of the Registrable Securities (which shall cover the maximum number of ADSs issuable assuming the combination of all of the following: (x) full “physical” settlement of conversions of the Notes into ADSs, and (y) the maximum number of additional ADSs that may be issuable pursuant to conversions of the Notes if the Company were to elect the “payment-in-kind” option for the Notes for every interest payment date until maturity, in each case, in accordance with the terms of the Indenture) and to provide for resales of the Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (subject to the availability of a Registration Statement on Form F-3 or any successor form thereto (or Form S-3 if the Company is not a foreign private issuer)), which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) include a plan of distribution and selling shareholder disclosure reasonably requested by a Purchaser. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof and will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. In addition, the Company will from time to time, after the initial Registration Statement has been declared effective, use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article V shall be on Form F-3 (or a successor form)

if the Company is eligible to use such form (or on Form S-3 if the Company is not a foreign private issuer) and shall be an automatically effective Registration Statement if the Company is a WKSI.
(b)
Subject to the provisions of Section 5.02, and further subject to the availability of a Registration Statement on Form F-3 (or any successor form thereto) or Form S-3 (if the Company is not a foreign private issuer) to the Company pursuant to the Securities Act and the rules and interpretations of the SEC, the Company will use its commercially reasonable efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement, (ii) there otherwise cease to be any Registrable Securities and (iii) following the maturity date of the Notes and full settlement of principal and interest in accordance with the terms of the Indenture, the Registrable Securities represent less than $25,000,000 by value in the aggregate.
(c)
During such period of time that the Company ceases to be eligible to file or use a Registration Statement on Form F-3 (or any successor form thereto) or Form S-3 (if the Company is not a foreign private issuer), upon the written request of any holder of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form F-1 (or any successor form) or Form S-1 (if the Company is not a foreign private issuer) under the Securities Act covering the Registrable Securities of the requesting party and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof and use reasonable efforts to file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement available until the Registration Termination Date. Prior to filing such Form F-1 or Form S-1, as applicable, the Company shall provide reasonable advance notice thereof to the other Purchasers at least five business days before the filing of such Registration Statement and shall include in such Registration Statement the Registrable Securities of any Purchaser who so requests within five business days after receipt of the Company’s notice. When the Company regains ability to file a Registration Statement on Form F-3 (or Form S-3 if the Company is not a foreign private issuer) covering the Registrable Securities it shall use reasonable efforts to do so as promptly as practicable in accordance with Section 5.01(a).
Section 5.02
Registration Limitations and Obligations.
(a)
Subject to Section 5.01, the Company will use commercially reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 5.02, the Company shall only be obligated to provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period if such holder or Beneficial Owner has specified in writing to the Company for purposes of receiving such notice such holder’s or Beneficial Owner’s address and contact information. No sales may be made under the applicable Registration Statement during any Blackout Period of which the holders of Registrable Securities have received notice. In the event of a Blackout Period, the Company shall notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the date the initial Registration Statement has been declared effective shall be considered a Blackout Period and subject to the limitations therein.
(b)
At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it, together with any other Persons, intend to sell at least $25,000,000 in aggregate of Registrable Securities held by such holder and such other Persons, in each case, pursuant to the Registration Statement, then, no more than two times in any 12-month period, the Company shall amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering. In connection with any Underwritten Offering of Registrable Securities for which a holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in first sentence above, and where the Take-Down Notice contemplates marketing efforts by the Company and the underwriters, the Company will use reasonable efforts to cooperate and make its senior officers available for participation in such marketing efforts. The holder of the Registrable Securities that delivered the applicable Take-Down Notice shall select the underwriters (including the managing underwriters) for each Underwritten Offering; provided that the underwriters shall be reasonably acceptable to the Company. The Company shall select the counsel for the underwriters; provided that such counsel shall be reasonably acceptable to the managing underwriters and the holder of Registrable Securities that delivered the applicable Take-Down Notice. Such holder shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by such holder to the underwriters in such Underwritten Offering. Such holder shall reasonably determine the timing of any such registration and sale. Such holder shall determine the applicable underwriting discount and other financial terms, and such holder of the Registrable Securities sold in the Underwritten Offering shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering. Without the consent of the holders of a majority of Registrable Securities subject to an Underwritten Offering, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities.
(c)
If the managing underwriter or underwriters of any firm commitment Underwritten Offering advise the Selling Holders in such offering in writing that, in their view, the total amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the largest amount (the “Orderly Sale Amount”) that can be sold in an orderly manner in such Underwritten Offering within a price range acceptable to the majority in interest of Selling Holders, then there shall be included in such firm commitment Underwritten Offering an amount of Registrable Securities not exceeding the Orderly Sale Amount, and such included amount of Registrable Securities shall be allocated pro rata among the Selling Holders with respect to such Underwritten Offering on the basis of the number of Registrable Securities beneficially owned by each such Selling Holder.
(d)
If the managing underwriters have not limited the Registrable Securities to be included in the Underwritten Offering, the Company may include securities for its own account or for the account of others in such registration if the managing underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such Underwritten Offering will not be limited thereby.
(e)
Notwithstanding anything herein to the contrary, (i) if holders of Registrable Securities engage or propose to engage in a “distribution” (as defined in Regulation M under the Exchange Act) of Registrable

Securities, such holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution, and (ii) such distribution must not be for less than $25,000,000 of Registrable Securities held by such holders (provided that, if collectively a Purchaser and its Affiliates do not own at least $25,000,000 of Registrable Securities, they shall be permitted to engage in such distribution with respect to all of the Registrable Securities held by them).
(f)
In connection with an Underwritten Offering, the Company and its directors and officers shall, to the extent requested by managing underwriters of such a distribution, be subject to a customary lockup agreement with a restricted period of the same length of time as such holder agrees with the managing underwriters (but not to exceed 90 days) during which the Company may not issue or transfer, and its officers and directors may not transfer, ADSs or Company Ordinary Shares or any securities exchangeable or exercisable for, or convertible into, ADSs or Company Ordinary Shares, subject to customary carve-outs agreed with the managing underwriters, which may include, but are not limited to: (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans, (ii) sales in connection with the settlement of equity awards to cover tax withholding obligations, (iii) sales under trading plans pursuant to Rule 10b5-1, and (iv) issuances in connection with acquisitions, joint ventures and other strategic transactions (which, in the case of this clause (iv), would not exceed up to 10% of the outstanding Company Ordinary Shares at the time of such Underwritten Offering).
(g)
If the Company files a Registration Statement with respect to an offering of ADSs on behalf of the Company or on behalf of one or more shareholders of the Company, or otherwise seeks to commence an offering of ADSs on behalf of the Company or one or more shareholders of the Company, then the Company shall be required to give advance notice of the filing of the Registration Statement or the offering to the Purchasers at least five business days before the filing of the Registration Statement or the commencement of the offering. Upon receipt of the Company notice, each of the Purchasers shall have five business days to inform the Company whether or not they want to include their Registrable Securities in the proposed offering. The Company shall include in the offering any Registrable Securities which a Purchaser has requested to be included in such offering. If the managing underwriter of the offering advises the Company that the number of ADSs proposed to be sold exceeds the Orderly Sale Amount, then the Company shall include in the offering such lower number of ADSs that equals the Orderly Sale Amount, with the Company having first priority, the other shareholders having second priority, and the piggybacking Purchasers having third priority with respect to inclusion of their ADSs in the offering.
Section 5.03
Registration Procedures.
(a)
If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registrable Securities pursuant thereto as provided in this Agreement (including any sale referred to in any Take-Down Notice), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:
(i)
use commercially reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Article V; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such registration statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice, the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriters, and other documents reasonably requested by any such counsel, including any comment letter from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriters, if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriters and their counsel) the Company’s books and records, officers, accountants and other advisors; provided that the same occurs during normal business hours after reasonable notice and does not materially interfere with the business of the Company; provided further that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such persons subject to customary exceptions. In no event shall the Purchaser be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Purchaser be identified as a statutory underwriter in the Registration Statement, the Purchaser will have an opportunity to withdraw its Registerable Securities from the Registration Statement;
(ii)
prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article V;
(iii)
if requested by the lead managing underwriters, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.03(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(iv)
furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriters, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;
(v)
use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;
(vi)
use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(vii)
as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state Governmental Entity for amendments or supplements to such Registration Statement or the prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, in the case of clause (F), that such notice need not include the nature or details concerning such events;
(viii)
use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (viii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
(ix)
cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(x)
prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (x) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
(xi)
use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Indenture and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement;

(xii)
agrees with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters; and
(xiii)
to the extent any Purchaser seeks to effect an in-kind distribution of its Registrable Securities to its shareholders, members, partners or limited partners, the Company agrees to cooperate with the Purchaser in such distribution and to use reasonable efforts to cause its transfer agent to cooperate with the Purchaser in such distribution, including filing one or more prospectus supplements to evidence the distribution and to register for resale the Registrable Securities distributed to the shareholders, members, partners or limited partners of the Purchaser in such distribution.
(b)
The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.
(c)
Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(vii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use commercially reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(vii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.
Section 5.04
Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article V; provided that each holder of Registrable Securities participating in an offering shall pay any applicable underwriting fees, discounts, selling commissions, agency fees, brokers’ commissions and transfer taxes, if any, on the Registrable Securities sold by such holder and similar charges.
Section 5.05
Registration Indemnification.
(a)
The Company agrees, without limitation as to time, to indemnify and hold harmless, subject to permissibility under Swedish law (provided that the Company agrees not to assert or claim that such indemnification is impermissible under Swedish law), each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the

“Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus, or free writing prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except to the extent that such Losses arose out of, were caused by, resulted from or were related to Selling Holder Information or written information furnished by or on behalf of any underwriter and relating to such underwriter for inclusion in such Registration Statement, prospectus or preliminary prospectus, or free writing prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto) and (without limitation of the preceding portions of this Section 5.05(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses documented and reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such Person or any Selling Holder or underwriter expressly for use therein.
(b)
In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all out-of-pocket Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or any related free writing prospectus, or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such out-of-pocket claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or any related free writing prospectus, in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or any related free writing prospectus (collectively, “Selling Holder Information”).
(c)
Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.
(d)
In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable and documented costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable and documented expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.
(e)
The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.
(f)
If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.
(g)
The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.
Section 5.06
Facilitation of Sales Pursuant to Rule 144. For as long as any Purchaser or its Affiliates Beneficially Owns Notes, ADSs or any Company Ordinary Shares issued or issuable upon conversion thereof, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraphs (c)(1) and (i)(2) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC) and shall use commercially reasonable efforts to take such further necessary action as any holder of Subject Securities may reasonably request in connection with the removal of any restrictive legend on the Subject Securities being sold, all to the extent required from time to time to enable such holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.
Article VI

MISCELLANEOUS
Section 6.01
Survival of Representations and Warranties. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part at or after the Closing (which shall survive the Closing), shall terminate as of the Closing, provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it terminated. The representations and warranties made herein shall survive for three months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.
Section 6.02
Limitation on Damages. Notwithstanding any other provision of this Agreement, no party shall have any liability to the other for breach of this Agreement in excess of the Purchase Price, and no party shall be liable for any speculative, consequential, special or punitive damages with respect to a breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit any claim or recourse under or in connection with any Transaction Agreement.
Section 6.03
Notices. All notices and other communications hereunder, except for service of process in any legal action or proceeding with respect to this Agreement in accordance with Section 6.09, shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:
(a)
If to any Purchaser, to the notice information set forth on the signature page hereto.
(b)
If to the Company, to:

Ångfärjekajen 8,

211 19 Malmö, Sweden

Attention: General Counsel

Email: [***]

with a copy (which will not constitute actual or constructive notice) to:

White & Case Advokat AB

Biblioteksgatan 12

Box 5573

SE-114 85 Stockholm

Attention: Shoan Panahi

Email: [***]

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise); or (c) one Business Day following the day sent by overnight courier.

Section 6.04
Entire Agreement; Third Party Beneficiaries; Amendment.
(a)
This Agreement and the other Transaction Agreements set forth the entire agreement between the parties hereto with respect to the Transactions, and supersede all prior agreements and understandings, both oral and written, among the parties and their respective Affiliates with respect to the subject matter hereof and thereof.
(b)
This Agreement is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that Section 5.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons; and (ii) Section 6.13 shall be for the benefit of and fully enforceable by each of the Specified Persons.
(c)
Notwithstanding their execution of this Agreement and the consummation of the Transactions contemplated hereby, the Purchasers do not intend to be a “group” (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Exchange Act) or “acting in concert” (within the meaning of Rule 144) or otherwise acting as a partnership or as joint venture partners or in coordination with each other.
(d)
Any provision of this Agreement (other than Article V and related definitions) may be amended or modified in whole or in part at any time by an agreement in writing, executed in the same manner as this Agreement, between the Company and the Purchasers purchasing a majority of the Notes pursuant to this Agreement. Article V and related definitions may be amended by the Company and the holders of a majority of the then outstanding Registrable Securities. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.
Section 6.05
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the Transactions contemplated hereunder by electronic means.
Section 6.06
Public Announcements. The Company shall, no later than 9:00 a.m. Eastern Time on March 15, 2023, issue a press release related to this Agreement and the Transactions, which press release the Company acknowledges and agrees will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to this Agreement or the Transactions or was otherwise communicated by the Company to the Purchaser in connection with this Agreement or the Transactions. The Company shall not use a Purchaser’s name or identifying information without Purchaser’s prior written consent. Any Purchaser who consents to having its name disclosed in the aforementioned press release shall have the right to review and reasonably comment on such press release or announcement prior to issuance, distribution or publication; provided that the foregoing shall not apply to any press release or other public announcement to the extent that it contains substantially the same factual information related to this Agreement and the Transactions as previously communicated publicly by one or more of the parties in accordance with this Section 6.06. Without limiting the foregoing, the Company may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.
Section 6.07
Expenses. Except to the extent provided otherwise in Section 5.04, each party hereto is responsible for its, his or her own costs, fees and expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby and thereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
Section 6.08
Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor any Purchaser may assign its respective rights or delegate its respective obligations under this Agreement without the written consent of the Company or such Purchaser, as applicable, whether by operation of law or otherwise, and any assignment by the Company or such Purchaser in contravention hereof shall be null and void; provided further that (i) any Purchaser may assign all of its rights and obligations under this Agreement or, in the case of this Agreement, any portion thereof, to one or more Affiliates who execute and deliver to the Company a Joinder and a duly completed and executed IRS Form W-8 or W-9, as applicable, and any such assignee who executes and delivers to the Company a Joinder shall be deemed a Purchaser hereunder and have all the rights and obligations of such Purchaser so assigned; provided that no such assignment will relieve such assigning Purchaser of its obligations hereunder until the Closing; (ii) if the Company consolidates or merges with or into any Person and the Company Ordinary Shares are, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change in Control, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to such Purchaser; (iii) any Purchaser may assign all of its rights and obligations under this Agreement to a Permitted Counterparty; and (iv) any Purchaser may assign its rights and obligations under Article V to bona fide transferees of its Registrable Securities.
Section 6.09
Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial.
(a)
This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, may be brought and determined in the United States District Court for the Southern District of New York or any New York State court sitting in New York City and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Sections 6.09(b) and (c), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Sections 6.09(b) and (c) shall be effective service of process for any suit or proceeding in connection with this Agreement or the Transactions contemplated hereby.
(b)
The Company hereby irrevocably appoints Corporation Service Company, with offices at 19 West 44th Street, Suite 200, New York, NY 10036, as its agent for service of process in any legal action or proceeding with respect to this Agreement and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Upon the Company being served upon such agent, a copy of such process shall also be delivered to the Company by overnight courier at the Company’s address set forth in Section 6.03(b).
(c)
To the extent that the Purchaser is executing this Agreement through an agent, the Purchaser hereby irrevocably appoints the party or entity set forth on its respective signature page, as its agent for service of process in any legal action or proceeding with respect to this Agreement and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent. The Purchaser waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Purchaser represents and warrants that such agent has agreed to act as the Purchaser’s agent for service of process, and the Purchaser agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Upon the Purchaser being served upon such agent, a copy of such process shall also be delivered to the Purchaser by overnight courier at the Purchaser’s address set forth on its respective signature page to this Agreement.
(d)
EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.
Section 6.10
Severability.If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
Section 6.11
Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 6.12
Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.
Section 6.13
Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative of any party hereto or any of such party’s Affiliates (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. All obligations of any Purchaser hereunder shall be several obligations of such Purchaser and, for the avoidance of doubt, not joint or joint and several obligations.
Section 6.14
Placement Agent Matters.The Company and each Purchaser acknowledge that each Placement Agent shall be entitled to rely on the representations and warranties of such Purchaser contained in Section 3.02(d), Section 3.02(n), and Section 3.02(o) of this Agreement. Each Party agrees that each purchase by the Purchasers of the Notes hereunder from the Company will constitute a reaffirmation of its own acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) as of the Closing. The Company and each Purchaser further acknowledge and agree that each Placement Agent is a third-party beneficiary of the representations and warranties of such Purchaser contained in Section 3.02(d), Section 3.02(n), and Section 3.02(o) of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OATLY GROUP AB

By:
Name:
Title:

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

[•], on behalf of certain advised or managed funds and accounts
By:
Legal Name:
Title:
Notice Information:
Address:
Residency:
Email:
Telephone Number:
Taxpayer ID#:
DTC Participant Name:
DTC Participant Number:
DTC Participant Amount:
Name, Phone Number and Email Address of Purchaser’s contact person in connection with closing (this contact may be contacted by Trustee in connection with the DWAC process):
Name:
Phone Number:
Email:
Name(s), Phone Number(s) and Email Address(es) of Purchaser’s contact persons who should receive the Pricing and Allocation Notice:
Name:
Phone Number:
Email:
Purchaser’s agent for service of process:
Name:
Address:

Schedule 1

PURCHASERS

Purchaser	Purchase Price of the Notes to be Purchased	Principal Amount of Notes to be Purchased
[●]	$ [●]	$ [●]
Total	$ [●]	$ [●]

Schedule 1 - 1

Exhibit A

FORM OF INDENTURE

[Attached]

Exhibit A - 1

Exhibit B

FORM OF JOINDER

___________, 20__

The undersigned is executing and delivering this Joinder pursuant to that certain Investment Agreement dated as of March 14, 2023 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”) by and between Oatly Group AB and the purchaser party thereto and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement applicable to the Purchaser in the same manner as if the undersigned were the original Purchaser signatory to the Investment Agreement.

The undersigned acknowledges and agrees that Section 6.03, Section 6.04, Section 6.08, Section 6.08 and Section 6.13 of the Investment Agreement are incorporated herein by reference, mutatis mutandis.

Accordingly, the undersigned has executed and delivered this Joinder as of the first date written above.

By:
Name:
Title:

Address:

Email:

Exhibit B - 1